UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMARTMETRIC, INC., Plaintiff, v. MASTERCARD INTERNATIONAL INCORPORATED, et al., Defendants.	NO. CV 11-7126 MWF (FMOx) **ORDER Re: DISCOVERY MOTION**

Having reviewed all the briefing filed with respect to defendants' Motion for entry of Protective Order ("Motion"), the court concludes that oral argument is not necessary to resolve this Motion. See Fed. R. Civ. P. 78; Local Rule 7-15; Willis v. Pac. Mar. Ass'n, 244 F.3d 675, 684 n. 2 (9th Cir. 2001).

The parties have agreed upon all but one provision of a proposed protective order. (Joint Stipulation Regarding Defendants' Motion for Entry of Protective Order ("Joint Stip.") at 1). That one provision relates to whether Chaya Coleen Hendrick ("Hendrick"), the named inventor of the Patent-in-Suit and SmartMetric's President and CEO, should have access to defendants' confidential information. (Id. at 1-2).

The issuance of protective orders is governed by a "good cause" standard under Fed. R. Civ. P. 26(c), which requires the party seeking the order to show that "specific prejudice or harm" will result if the order is not entered. Foltz v. State Farm Mut. Auto. Ins. Co., 331 F.3d 1122, 1130-

31 (9th Cir. 2003) (citing Beckman Indus., Inc. v. Int'l Ins. Co., 966 F.2d 470, 476 (9th Cir.), cert. denied, 506 U.S. 868 (1992)); Cipollone v. Liggett Group, Inc., 785 F.2d 1108, 1121 (3d Cir. 1986); Deford v. Schmid Prods. Co., 120 F.R.D. 648, 653 (D. Md. 1987). Rule 26(c)(1) explicitly provides for the entry of a protective order "that a trade secret or other confidential research, development, or commercial information not be revealed or be revealed only in a specified way[.]" The supporting cause for such an order in a particular case must be established with some specificity. "Where a business is the party seeking protection, it will have to show that disclosure would cause significant harm to its competitive and financial position. That showing requires specific demonstrations of fact, supported where possible by affidavits and concrete examples, rather than broad, conclusory allegations of potential harm." Deford, 120 F.R.D. at 653; see also Cipollone, 785 F.2d at 1121. If an articulable risk of competitive harm appears, the court must evaluate good cause for the entry of a requested protective order by balancing that risk against the opposing party's need for disclosure. Wilson v. C.R. Bard, Inc., 149 F.3d 249, 252 (4th Cir. 1998); United States v. Dentsply International, 187 F.R.D. 152, 158 (D. Del. 1999); see also Schwarzer, Tashima & Wagstaffe, Federal Civil Procedure Before Trial, § 11:1112 (2012) (citing Brown Bag Software v. Symantec Corp., 960 F.2d 1465, 1470 (9th Cir. 1992) and In re Remington Arms Co., Inc., 952 F.2d 1029, 1032-33 (8th Cir. 1991)).

Under the circumstances, the court needs more information to make its good cause determination. The declaration provided by defendants does nothing more than identify and authenticate exhibits. (See Declaration of Joseph Melnik in Support of Joint Stipulation Regarding Defendants' Motion for Entry of Protective Order ("Melnik Decl.")). No attempt is made to establish – with concrete examples – the significant harm defendants will suffer to their competitive and financial position if the requested protective order provision is not entered. (See, generally, Melnik Decl.); see Deford, 120 F.R.D. at 653; see also Cipollone, 785 F.2d at 1121 ("the party seeking the protective order must show good cause by demonstrating a particular need for protection. Broad allegations of harm, unsubstantiated by specific examples or articulated reasoning, do not satisfy the Rule 26(c) test[]").

Finally, the court notes that its initial review of the proposed protective order indicates that there are issues the parties need to address before the court will enter a protective order.[1] The court has set forth the requirements the parties must address in the event they want to submit another proposed protective order.

Based on the foregoing, IT IS ORDERED THAT:

1. The hearing set for December 5, 2012, at 10:00 a.m. is hereby **vacated**.

2. Defendants' Motion for Entry of Protective Order **(Document No. 66)** is **denied without prejudice**.

3. The parties should note the following in the event that they decide to submit another proposed protective order:

A. Any proposed protective order must contain a statement of good cause. "For good cause to exist, the party seeking protection bears the burden of showing specific prejudice or harm will result if no protective order is granted." Phillips ex rel. Byrd v. Gen. Motors Corp., 307 F.3d 1206, 1210-11 (9th Cir. 2002); see also Foltz, 331 F.3d at 1130 ("A party asserting good cause bears the burden, for each particular document it seeks to protect, of showing that specific prejudice or harm will result if no protective order is granted."); Makar-Wellbon v. Sony Elecs., Inc., 187 F.R.D. 576, 577 (E.D. Wis. 1999) (even stipulated protective orders require good cause showing). The proposed protective order must set forth the specific prejudice or harm that will result to each party if the proposed protective order is not granted as to the categories of documents or information the parties seek to protect. The statement of good cause should be preceded by a heading entitled, "GOOD CAUSE STATEMENT."

[1] The parties should revisit the scope of the protective order restriction on Hendrick, i.e., any provision restricting Hendrick's access to attorney's eyes only information should be narrowly tailored to prevent harm to defendants' competitive and financial position. See, e.g., Nutratech, Inc. v. Syntech Int'l, Inc., 242 F.R.D. 552, 555-56 (C.D. Cal. 2007) (precluding access to customer and supplier lists but granting access to gross revenue and sales information as long as the information is not connected to a particular customer or supplier).

B. The proposed protective order must be narrowly tailored and cannot be overbroad. The documents, information, items or materials that are subject to the protective order shall be described in a meaningful fashion (e.g., "blueprints," "personnel records," "customer lists," or "market surveys"). It is not sufficient to use conclusory terms such as "trade secrets."[2] Statements that any producing party or person may designate as confidential or highly confidential any documents that a party "would normally maintain in confidence" are insufficient.

C. The proposed protective order must contain language relating to Local Rule 79-5, which governs the filing of documents under seal. The court will not approve a protective order that requires the court or its employees to provide any protection for confidential material beyond that required by Local Rule 79-5.

D. Any disputes relating to the protective order such as designation of confidential documents must be done pursuant to Local Rule 37. In making or opposing any motion relating to the designation of confidential information, the party seeking to maintain a document as confidential shall bear the burden of showing specific prejudice or harm will result if no protective order is granted. See Phillips, 307 F.3d at 1210-11.

E. Once a case proceeds to trial, all of the information that was designated as confidential and/or kept and maintained pursuant to the terms of a protective order becomes public and will be presumptively available to all members of the public, including the press, unless good cause is shown to the district judge in advance of the trial to proceed otherwise. The court will not enter a protective order that extends beyond the commencement of trial.

F. The court will not approve a proposed protective order that requires the court and its employees to sign a written agreement before viewing confidential documents in this case.

---

[2] In proposing or agreeing to the protection of "trade secrets," the definition for that term in California Civil Code § 3426.1 should be incorporated into the protective order, either by reference or by quotation.

G. The court will not return any documents from its files to the filing party for disposition.

Date this 3rd day of December, 2012.

/s/
Fernando M. Olguin
United States Magistrate Judge